Exhibit 10.22(c)

THIRD AMENDMENT

TO

LIMITED PARTNERSHIP AGREEMENT OF

LYONDELL-CITGO REFINING LP

This Third Amendment (this “Amendment”) to the Limited Partnership Agreement of LYONDELL-CITGO Refining LP (the “Partnership”) dated December 31, 1998 (as heretofore amended, the “Partnership Agreement”) is made as of August 1, 2006 by Lyondell Refining Company LP, a Delaware limited partnership (“LRC”), which is the general partner of the Partnership, Lyondell Refining Partners, LP, a Delaware limited partnership (“LRP”), which is a limited partner of the Partnership, Lyondell Houston Refinery Inc., a Delaware corporation (“LHR”), which is a limited partner of the Partnership, and Lyondell Houston Refinery A Inc., a Delaware corporation (“LHRA”), which is an assignee of CITGO Gulf Coast Refining, Inc.’s 1% general partnership interest in the Partnership.

RECITALS

WHEREAS, CITGO Refining Investment Company, an Oklahoma corporation and former limited partner of the Partnership (“CITGO LP”), has sold and transferred all of its rights, powers, privileges and interests in the Partnership (save and except the rights reserved by CITGO Petroleum Corporation, a Delaware corporation (“CITGO”), under Section 2.7 of the Sale and Purchase Agreement (the “SPA”) dated as of July 31, 2006 by and between CITGO and Lyondell Chemical Company, a Delaware corporation (“Lyondell”)) to LHR;

WHEREAS, CITGO Gulf Coast Refining, Inc., a Delaware corporation and former general partner of the Partnership (“CITGO GP”), has sold and transferred all of its rights, powers, privileges and interests in the Partnership (save and except the rights reserved by CITGO under Section 2.7 of the SPA) to LHRA;

WHEREAS, LRC and LRP have consented to (i) the transfer of CITGO GP’s 1% general partnership interest in the Partnership to LHRA and (ii) the transfer of CITGO LP’s 40.25% limited partnership interest in the Partnership to LHR but have not consented to the admission of LHRA as a partner of the Partnership;

WHEREAS, LRC, LRP and LHR are the current partners of the Partnership (the “Current Partners”) and LHRA is an assignee of a partnership interest in the Partnership;

WHEREAS, pursuant to this Amendment, LHRA will become a Limited Partner (as such term is defined in the Partnership Agreement) of the Partnership (LHRA, together with the Current Partners are referred to herein as the “Partners”);

WHEREAS, pursuant to this Amendment, the Partners desire to reconstitute and continue the Partnership in accordance with the provisions of Section 11.10 of the Partnership Agreement;

WHEREAS, Lyondell is the indirect parent of the Partnership;

WHEREAS, Lyondell is proposing to enter into a Credit Agreement among Lyondell, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”);

WHEREAS, the Partners are contemplating entering into a security agreement pursuant to which they will pledge their partnership interests in the Partnership to secure the obligations of Lyondell under the Credit Agreement and certain other obligations described therein;

WHEREAS, certain provisions of the Partnership Agreement restrict the pledge by the Partners of their interests in the Partnership;

WHEREAS, the Partnership is contemplating entering into a security agreement pursuant to which it will grant a security interest in certain of its assets and a mortgage pursuant to which it will mortgage certain of its real property;

WHEREAS, the Partners desire to amend certain provisions of the Partnership Agreement to allow for the granting of such security interest and such mortgage;

WHEREAS, the Partners desire to amend certain provisions of the Partnership Agreement relating to the composition of the Partnership Governance Committee, actions by the Partnership Governance Committee, officers of the Partnership, and certain other matters;

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Partners hereby agree as follows:

Section 1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Partnership Agreement.

Section 2. Reconstitution. Pursuant to Section 11.10 of the Partnership Agreement, the Partnership is hereby reconstituted and continued.

Section 3. Effectiveness of Partnership Agreement. Except as amended by this Amendment, all terms and conditions of the Partnership Agreement shall remain in full force and effect among the Partners.

Section 4. Admission of Substitute Limited Partners. LHR is hereby admitted as a Limited Partner of the Partnership as the Substitute Limited Partner for CITGO LP. LHRA’s interest in the Partnership is hereby converted into a 1.00% limited partnership interest in the Partnership and LHRA shall hereby become a Limited Partner of the Partnership.

Section 5. Amendment to Section 2.3. Section 2.3 of the Partnership Agreement shall be amended by inserting the following sentence at the end thereof:

Notwithstanding the foregoing, nothing contained herein shall be construed to prohibit the Partnership from mortgaging, pledging and/or granting security interests in its assets or guaranteeing the obligations of any other person.

Section 6. Amendment to Section 3.2(A). Section 3.2(A) of the Partnership Agreement shall be amended to read as follows in its entirety:

The Partnership Governance Committee shall consist of representatives (each a “Representative”). Each General Partner shall designate three Representatives. All the Representatives of the General Partners shall together constitute the Partnership Governance Committee. Representatives shall not be employees of the Partnership or otherwise serve the Partnership in any capacity except that, as provided in Section 3.10., a Representative may also serve as a member of an Auxiliary Committee.

Section 7. Amendment to Section 3.7(B). Section 3.7(B) of the Partnership Agreement shall be amended to read as follows in its entirety:

All actions of the Partnership Governance Committee shall be determined by vote of the Representatives. Collectively, the Representatives shall have 100 votes. The Representatives of a General Partner shall have in the aggregate, such number of votes as is equal to the product of 100 and the sum of the Participation Percentages of such General Partner, its Affiliated Limited Partner and any other Partners or assignees of interests in the Partnership that are direct or indirect wholly owned subsidiaries of the Parent of which such General Partner is also a direct or indirect wholly owned subsidiary. The Representatives of each General Partner present at the meeting or voting by written consent shall together and by joint action cast all of the votes held by all of the Representatives of such General Partner.

Section 8. Amendment to Section 3.8. The introductory provision of Section 3.8 of the Partnership Agreement shall be amended to read as follows in its entirety:

Subject to Section 11.4. and Section 11.11.(A), no Partnership Governance Committee Action will be deemed for any purpose to have been taken at any Partnership Governance Committee meeting or by written consent unless and until 100 votes (constituting all the outstanding votes) are duly cast in favor of such Partnership Governance Committee Action which would cause or permit the Partnership (or an Person acting in the name or on behalf of the Partnership), directly or indirectly, to take (or commit to take) any of the actions (each a “Unanimous Partnership Governance Committee Action”) described below in this Section 3.8. (whether in a single transaction or series of related transactions):

Section 9. Amendment to Section 3.8(E). Section 3.8(E) of the Partnership Agreement shall be amended to read as follows in its entirety:

[Reserved]

Section 10. Amendment to Section 4.1. The first sentence of Section 4.1 of the Partnership Agreement shall be amended to read as follows in its entirety:

The officers of the Partnership shall consist of such officers, including a Chief Executive Officer (“CEO”), if any, and assistant officers and agents as may be deemed necessary or desirable by the Partnership Governance Committee.

Section 11. Amendment to Section 4.1. The third sentence of Section 4.1 of the Partnership Agreement shall be amended by the deletion of “except those of CEO and Secretary”.

Section 12. Amendment to Section 5.7. Section 5.7 of the Partnership Agreement shall be amended to read as follows in its entirety:

[Reserved]

Section 13. Amendment to Article 10. Article 10 of the Partnership Agreement shall be amended to read as follows in its entirety:

[Reserved]

Section 14. Amendment to Section 12.12(a). Section 12.12(a) of the Partnership Agreement shall be amended to read as follows in its entirety:

[Reserved]

Section 15. Amendment to Exhibit 1. The definition of “General Partners” as set forth in Exhibit 1 to the Partnership Agreement shall be amended by inserting the following three sentences at the end thereof:

The Partnership may have one or more General Partners. As of the date of the Third Amendment, the sole General Partner of the Partnership is Lyondell Refining Company LP, a Delaware limited partnership. Each provision of this Agreement that refers to more than one General Partner shall be read to mean the sole General Partner if at such time there is only one General Partner.

Section 16. Amendment to Exhibit 1. The definition of “Partners” as set forth in Exhibit 1 to the Partnership Agreement shall be amended to read as follows in its entirety:

The General Partner and the Limited Partners on the date of the Third Amendment until such Person ceases to be a partner of the Partnership.

Section 17. Amendment to Exhibit 1. The definition of “Partnership Governance Committee” as set forth in Exhibit 1 to the Partnership Agreement shall be amended by the deletion of the word “six”.

Section 18. Amendment to Exhibit 1. The definition of “Third Amendment” as set below shall be inserted in Exhibit 1 to the Partnership Agreement between the definitions of “Substitute Limited Partner” and “TMP”:

Third Amendment. The Third Amendment to Limited Partnership Agreement of the Partnership dated as of August 1, 2006 by and among Lyondell Refining Company LP, a Delaware limited partnership, Lyondell Refining Partners, LP, a Delaware limited partnership, Lyondell Houston Refinery Inc., a Delaware corporation, and Lyondell Houston Refinery A Inc., a Delaware corporation.

Section 19. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

Section 20. Severability. In the event that any provision of this Amendment shall finally be determined to be unlawful, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any Partner, be deemed severed from this Amendment and every other provision of this Amendment shall remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment, effective as of the date first listed above.

Lyondell Refining Company LP
By:	LRC Holdings GP LLC, its general partner
	By:	Lyondell Chemical Company, its sole member

By:	/s/ Allen C. Holmes
Name:	Allen C. Holmes
Title:	Vice President, Tax and Real Estate

Lyondell Refining Partners LP
By:	Lyondell Refining GP LLC, its general partner
	By:	Lyondell Chemical Company, its sole member

By:	/s/ Allen C. Holmes
Name:	Allen C. Holmes
Title:	Vice President, Tax and Real Estate

Lyondell Houston Refinery Inc.

By:	/s/ Allen C. Holmes
Name:	Allen C. Holmes
Title:	Vice President, Tax and Real Estate

Lyondell Houston Refinery A Inc.

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer